Exhibit 23

                              PUGH & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
WILL J. PUGH, CPA
RONNIE G. CATE, CPA    HOME FEDERAL PLAZA - SUITE 200          MEMBERS
C. LARRY ELMORE, CPA     315 NORTH CEDAR BLUFF ROAD
W. JAMES PUGH, JR., CPA  KNOXVILLE, TENNESSEE 37923      AMERICAN INSTITUTE OF
DANIEL C. FRANKLIN, CPA                             CERTIFIED PUBLIC ACCOUNTANTS
JAMES H. JONES, CPA
LISA W. HILL, CPA             P.O. BOX 31409             TENNESSEE SOCIETY OF
SUSAN R. FOARD, CPA     KNOXVILLE, TENNESSEE 37930-1409      CERTIFIED PUBLIC
ANDREW R. HARPER, CPA                                          ACCOUNTANTS
                          865-769-0660 800-332-7021
                           TELECOPIER 865-769-1660



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders
United Tennessee Bankshares, Inc.
Newport, Tennessee

We consent to incorporation by reference in the Registration Statement (No. 333-41571 and 333-82803) on Form S-8 of United Tennessee Bankshares, Inc. of our report dated March 22, 2005, relating to the consolidated statements of financial condition of United Tennessee Bankshares, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, which report appears in the December 31, 2004 annual report on Form 10-KSB of United Tennessee Bankshares, Inc. and subsidiary.


                                    /s/ Pugh & Company, P.C.

                                    Certified Public Accountants
                                    Knoxville, Tennessee
                                    March 31, 2005